UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 08, 2021

Turning Point Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Ste. 200
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

hRegistrant’s Telephone Number, Including Area Code: 858 926-5251

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 8, 2021, Turning Point Therapeutics, Inc. (the “Company”) updated its corporate slide presentation (the “Updated Presentation”) for use in meetings with investors, analysts and others. The Updated Presentation is available through the Company’s website and a copy of the Updated Presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 8, 2021, the Company issued a press release announcing early clinical data from the NTRK-positive tyrosine kinase inhibitor (“TKI”)-naïve and TKI-pretreated advanced solid tumor cohorts (EXP-5 and EXP-6) of the ongoing TRIDENT-1 Phase 1/2 study of its lead drug candidate, repotrectinib.

Repotrectinib Early Data from Phase 1/2 TRIDENT-1 Study from NTRK-Positive Advanced Solid Tumor Cohorts (EXP-5, EXP-6)

The early Phase 2 TRIDENT-1 dataset utilizes an August 26, 2021 data cutoff. The safety analysis includes 301 treated patients from the pooled Phase 1 and Phase 2 portions of TRIDENT-1 across all cohorts, and the preliminary efficacy analysis includes 40 evaluable patients from the pooled Phase 1 and Phase 2 portions of TRIDENT-1 in the NTRK-positive advanced solid tumor cohorts (EXP-5, EXP-6). Of the 40 patients, 17 were TKI-naïve and 23 were TKI-pretreated. Phase 2 patients included in the efficacy analysis had baseline measurable disease and at least one post-baseline evaluable scan or were off treatment prior to first post-baseline scan. Responses were confirmed with a subsequent scan at least 28 days later per RECIST 1.1 and were determined by physician assessment for Phase 2 patients. Phase 1 patients included in the efficacy analysis were treated at or above the Phase 2 dose, with responses assessed by blinded independent central review. The Phase 1 data cutoff date was July 22, 2019 for responses and August 26, 2021 for duration of treatment.

Pooled Phase 1 and Phase 2 Preliminary Efficacy Analysis (n=40)

•
In the NTRK-positive TKI-naïve advanced solid tumor population (EXP-5: n=17), the confirmed Objective Response Rate (“cORR”) was 41% (95% CI: 18-67). At the time of the data cutoff, three patients with limited time on treatment achieved stable disease with tumor regression of -21%, -23%, and -27% on their first post-baseline scans, and were awaiting their next scans. Duration of response ranged from 1.9+ to 7.4+ months, and the duration of treatment in the 17 patients ranged from 0.9 to 30.7+ months.
•
In the NTRK-positive TKI-pretreated advanced solid tumor population (EXP-6: n=23), the cORR was 48% (95% CI: 27-69). As of the cutoff date, three patients had unconfirmed partial responses (“uPRs”). Two uPRs has been confirmed since the cutoff date and are included in the cORR of 48%; the third patient with a uPR was on treatment awaiting a confirmatory scan and is not considered a responder in the cORR. Duration of response ranged from 0.9+ to 15.1 months, and the duration of treatment in the 23 patients ranged from 0.6 to 20.8 months.
•
Of the 23 NTRK-positive TKI-pretreated advanced solid tumor patients, 13 (57%) had NTRK solvent front mutations. In these 13 patients, the cORR was 62% (95% CI: 32-86) including one patient who had a complete response. As of the cutoff date, three patients had uPRs. Two uPRs have been confirmed since the cutoff date and are included in the cORR; the third patient with a uPR was on treatment awaiting a confirmatory scan and is not considered a responder in the cORR. Duration of response ranged from 0.9+ to 13.7 months.

Preliminary Safety Analysis (n=301)

•
Repotrectinib was generally well tolerated.
•
The most frequently reported treatment-emergent adverse event (“TEAE”) was low-grade dizziness (60%) of which 76% of reported cases were grade 1. 11 patients (4%) reported ataxia in the absence of dizziness. No events of dizziness or ataxia led to treatment discontinuation.
•
Dose modifications due to TEAEs included 27% of patients who had dose reduction and 11% who had drug discontinuation.

The Company also announced the publication of preclinical data of repotrectinib in the American Association of Cancer Research’s peer reviewed journal, Molecular Cancer Therapeutics. Preclinical studies described in the publication titled “Molecular Characteristics of Repotrectinib That Enable Potent Inhibition of TRK Fusion Proteins and Resistant Mutations” show that repotrectinib potently inhibited TRK fusion proteins and resistance mutations. Repotrectinib was the most potent inhibitor of wild-type TRKA/B/C fusions and was more potent than selitrectinib against all tested resistance mutations.

Repotrectinib was recently granted Breakthrough Therapy designation for the treatment of patients with advanced solid tumors that have an NTRK gene fusion who have progressed following treatment with one or two prior TRK tyrosine kinase inhibitors, with or without prior chemotherapy, and have no satisfactory alternative treatments. The Company is planning to discuss next steps towards potential registration of repotrectinib in this patient population at a Type B meeting with the U.S. Food and Drug Administration anticipated in the first half of 2022.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of repotrectinib, the results, conduct, progress and timing of the TRIDENT-1 clinical study, plans regarding future regulatory submissions, and the regulatory approval path for repotrectinib. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to the Company’s business and the other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its quarterly report on Form 10-Q filed with the SEC on August 9, 2021. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Presentation Materials of Turning Point Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date:	October 8, 2021	By:	/s/ Annette North
Annette North Executive Vice President and General Counsel